UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 24, 2009

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879

(Address of Principal Executive Offices) (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 24, 2009, Beacon Power Corporation issued a press release announcing a grant of approximately $24 million by the Department of Energy under its Smart Grid Demonstration Program for a flywheel energy storage frequency regulation plant in Chicago, Illinois.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.  The Department of Energy did not award grants for Beacon Power Corporation’s other applications for stimulus funds.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Beacon Power Corporation dated November 24, 2009 announcing a grant of approximately $24 million by the Department of Energy under its Smart Grid Demonstration Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: November 24, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Beacon Power Corporation dated November 24, 2009 announcing a grant of approximately $24 million by the Department of Energy under its Smart Grid Demonstration Program.